EXHIBIT 10.26

EXECUTION COPY

FIRST AMENDMENT

Dated as of November 4, 2009

to

TRANSFER AND ADMINISTRATION AGREEMENT

Dated as of November 13, 2008

This FIRST AMENDMENT (this “Amendment”) dated as of November 4, 2009 is entered into among ASHLAND INC., a Kentucky corporation (“Ashland”), CVG CAPITAL II LLC, a Delaware limited liability company (“SPV”), the Investors, Letter of Credit Issuers, Managing Agents and Administrators party hereto, and BANK OF AMERICA, N.A., as Agent for the Investors.

RECITALS

WHEREAS, the parties hereto have entered into a certain Transfer and Administration Agreement dated as of November 13, 2008 (as amended, supplemented or otherwise modified from time to time, the “TAA”);

WHEREAS, the parties hereto wish to make certain changes to the TAA as herein provided;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and the TAA, the parties hereto agree as follows:

SECTION 1. Definitions.  All capitalized terms not otherwise defined herein are used as defined in the TAA.

SECTION 2. Changes to TAA.  Effective as of the date the conditions specified in Section 3 hereof are satisfied, the TAA is hereby amended as follows:

2.1. The following new definition is hereby added to Section 1.1 of the TAA in its appropriate alphabetical placement:

“Valvoline Credit” means a credit applied to all or a portion of a Receivable owed by a distributor for products related to Ashland’s Valvoline business unit after the original sale of such products to such distributor and such distributor has delivered such products (or a portion of such products) to a third-party Obligor on an Originator’s behalf and such delivery has resulted in the creation of a new Receivable from such third-party Obligor; provided that the third-party Obligor must be an Obligor with all Receivables owing to the Originators financed solely by this Receivables Facility.”

2.2. The definition of “Commitment Termination Date” in Section 1.1 is hereby amended by replacing the date “November 12, 2009” with the date “November 3, 2010” in such definition.

2.3. The definition of “Consolidated EBITDA” in Section 1.1 of the TAA is hereby amended by:

(i)  replacing clause (viii) thereof in its entirety as follows:  “(viii) restructuring and integration charges not to exceed $80,000,000 in the aggregate during the three fiscal year period ending September 30, 2011 (and such amounts may be included pursuant to this clause (b) in the calculation of Consolidated EBITDA for any Measurement Period after September 30, 2011 that includes one or more quarters prior to September 30, 2011 in which such charges were incurred),”; and

(ii)  adding the following immediately prior to the comma in clause (ix) thereof: “and non-cash equity compensation expense”.

2.4. Section 2.17(g) is hereby amended by adding the following clause (iii) thereto:

“(iii)           In the event the aggregate Cash Collateral amounts on deposit exceed the Letter of Credit Liability, such excess amount shall be deposited into the Collection Account and distributed pursuant to Section 2.12.”

2.5. Clause (c) of the definition of “Termination Date” in Section 1.1 of the TAA is hereby amended and restated in its entirety as follows:

“(c) the Commitment Termination Date”

2.6. The definition of “Alternate Rate” in Section 2.4(b) of the TAA is hereby amended by replacing the number “1.75” with the number “2.0” in the introductory paragraph of such definition.

2.7. Clause (j) of Section 8.1 of the TAA is hereby amended by replacing the number “9.00” with the number “12.00” in such definition.

2.8. The definition of “Dilution” in Schedule II of the TAA is hereby amended and restated in its entirety as follows:

““Dilution” means, on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the Unpaid Balances of the Receivables attributable to any non-cash items including credits, rebates, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, disputes (it being understood that a Receivable is “subject to dispute” only if and to the extent that, in the reasonable good faith judgment of the applicable Originator (which shall be exercised in the ordinary course of business) such Obligor’s obligation in respect of such Receivable is reduced on account of any performance failure on the part of such Originator), set-offs, counterclaims, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments that are made in respect of Obligors; provided that writeoffs or credits related to (i) an Obligor’s bad credit or (ii) a Valvoline Credit shall not constitute Dilution (provided that if a Valvoline Credit is applied in accordance with the definition thereof and the aggregate of the new Receivable generated in connection with the issuance of such Valvoline Credit owing from the third-party Obligor and the remaining balance of the Receivable from the applicable distributor (after giving effect to the credit and any delivery allowance) is less than the balance of the original Receivable from the distributor, such excess shall constitute Dilution); provided further that writeoffs or credits related to pricing adjustments shall not constitute Dilution so long as (a) such pricing adjustments are treated as sale reversals, (b) the pricing adjustment is processed the same calendar week during which the related Receivable was generated and (c) the Servicer must deliver a Servicer Report in any calendar week in which a pricing adjustment is processed.”

2.9. The definition of “Dilution Horizon Ratio” in Schedule II of the TAA is hereby amended by amending and restating clause (ii) as follows:  “(ii) the Aggregate Unpaid Balance of Eligible Receivables as of such Month End Date.”

2.10. The definition of “Minimum Percentage” in Schedule II of the TAA is hereby amended by replacing the word “four” with the word “five” in clause (a) of such definition.

2.11. The definition of “Stress Factor” in Schedule II of the TAA is hereby amended by replacing the number “2.0” with the number “2.25” in such definition.

2.12. Exhibit F-1 of the TAA is hereby amended per Exhibit A of this Amendment.

SECTION 3. Conditions Precedent.  Section 2 hereof shall become effective on the date on which the Agent shall have received a counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties.

SECTION 4. Miscellaneous.

4.1. Representations and Warranties.  The SPV hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of the SPV, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist.

4.2. References to TAA.  Upon the effectiveness of this Amendment, each reference in the TAA to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the TAA as amended hereby, and each reference to the TAA in any other document, instrument or agreement executed and/or delivered in connection with the TAA shall mean and be a reference to the TAA as amended hereby.

4.3. Effect on TAA.  Except as specifically amended above, the TAA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.4. No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Investor under the TAA or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.5. Governing Law.  This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York (without reference to the conflicts of law principles thereof other than Section 5-1401 of the New York General Obligations Law).

4.6. Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

4.7. Headings.  The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

4.8. Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CVG CAPITAL II LLC, as SPV
By: /s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: President

ASHLAND INC., individually and as Servicer
By: /s/ J. Kevin Willis
Name: J. Kevin Willis
Title: Treasurer

ASHLAND INC., individually and as Originator
By: /s/ J. Kevin Willis
Name: J. Kevin Willis
Title: Treasurer

YC SUSI TRUST, as a Conduit Investor and an Uncommitted Investor
By: Bank of America, National Association, as Administrative Trustee

By: /s/ William Van Beek
Name: William Van Beek
Title: Principal

LIBERTY STREET FUNDING LLC, as a Conduit Investor and Uncommitted Investor
By: /s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent, as a Letter of Credit Issuer, as a Managing Agent, Administrator and Committed Investor for the Bank of America Investor Group
By: /s/ William Van Beek
Name: William Van Beek
Title: Principal
Commitment: $102,000,000

THE BANK OF NOVA SCOTIA, as a Letter of Credit Issuer and as a Managing Agent, Administrator and Committed Investor for the Scotia Investor Group
By: /s/ Michael Eden
Name: Michael Eden
Title: Director
Commitment: $102,000,000

Exhibit A

Form of Servicer Report

(See attached)